EXHIBIT 21






                            SUBSIDIARIES OF THE REGISTRANT




                                                            Jurisdiction
                                                                 of
          Name                                              Incorporation

          General Physics Corporation*

          Eastern Electronics Manufacturing
          Corporation                                       Connecticut

          Five Star Group, Inc.                             Delaware

          SGLG, Inc.*                                       Delaware

          MXL Industries, Inc.                              Delaware
















          *Less than 100% owned by the Registrant